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                                                                     EXHIBIT 3.1


                     RESTATED ARTICLES OF INCORPORATION

                                      of

                            SYNBIOTICS CORPORATION


Kenneth M. Cohen and Michael K. Green certify that:

1. They are the president and secretary, respectively, of Synbiotics Corporation, a California Corporation.

2. The articles of incorporation of this corporation are amended and restated to read as follows:


     FIRST:    That the name of the corporation is:  SYNBIOTICS CORPORATION


     SECOND: That the purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


     THIRD: That the county in the State of California where the principal office for the transaction of the business of the corporation shall be located is San Diego County.


     FOURTH: The total number of shares which the corporation is authorized to issue is 24,800,000.


     FIFTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


     SIXTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through Bylaw provision or through agreements with the agent, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.


3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with
     Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 7,353,425 shares of Common Stock. (No shares of

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     Series B Common Stock are outstanding).  The number of shares voting in
     favor of the amendment equaled or exceeded the vote required.   The
     percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATE:  December 6, 1996

                                      /s/ Kenneth M. Cohen
                                      -----------------------------
                                      Kenneth M. Cohen, President



                                      /s/ Michael K. Green
                                      -----------------------------
                                      Michael K. Green, Secretary

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